EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Hewlett-Packard Company:

We consent to the use of our reports dated February 27, 2008 with respect to the consolidated balance sheets of Electronic Data Systems Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007 which report appears in the Annual Report on Form 10-K of Electronic Data Systems Corporation and is included in the current report on Form 8-K/A under the Securities Exchange Act of 1934 of Hewlett-Packard Company and is incorporated by reference in:

Registration Statements on Form S-3 of Hewlett-Packard Company, Registration Nos. 333-30786, 333-83346, 333-86378 and 333-134327; and

Registration Statements on Form S-8 of Hewlett-Packard Company, Registration Nos. 333-124281, 333-114253, 333-124280, 333-35836, 333-22947, 033-58447, 033-38579, 333-124282, 002-92331, 033-31496, 333-138783, 333-131406, 333-129863, 333-114254, 333-113148, 333-45231, 333-30459, 033-65179, 333-114346, 333-114255, 333-87788, 333-85136, 333-70232, 333-146630, 333-145920, 333-143632, 333-142175, 333-140857, 333-153302 and 333-149437.

/s/ KPMG LLP
KPMG LLP

Dallas, Texas
November 11, 2008